Exhibit 31.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO RULE 13a-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934
I, Edward K. Aldag, Jr., certify that:
1)	I have reviewed this annual report on Form 10-K/A of Medical Properties Trust, Inc.
2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 30, 2007	/s/ Edward K. Aldag, Jr.

Edward K. Aldag, Jr.
Chairman, President and
Chief Executive Officer